UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2015

WEIS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of principal executive offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 5, 2015, Robert F. Weis notified Weis Markets, Inc. (the "Company") of his decision not to stand for re-election to the Company's board of directors (the "Board") at the April 23, 2015 annual meeting of shareholders of the Company (the "Annual Meeting"). Mr. Weis, 95, is currently the Chairman of the Board, and he indicated that his decision not to stand for re-election was motivated by his desire to focus on his health. Mr. Weis has served as an employee, director or officer since 1946 and was appointed Chairman of the Board in April 2002.

Effective following the Annual Meeting, Mr. Weis will be appointed to the honorary, non-voting position of Chairman Emeritus in recognition of his many years of service to the Company.

A copy of the Company's news release announcing the matter described above is attached as Exhibit 99.1 to this Form 8-K.

The Company is also filing additional definitive proxy materials with the Securities and Exchange Commission related to the Annual Meeting to disclose, among other things: (i) the effect on proxies of Mr. Weis' decision not to stand for re-election to the Board; (ii) the Board's determination (A) to reduce the size of the Board from six members to five members, effective at the Annual Meeting, and (B) to elect the current Vice Chairman of the Board and the Company's President and Chief Executive Officer, Jonathan H. Weis, to be the new Chairman of the Board provided that he is elected as a member of the Board at the Annual Meeting (and therefore to no longer separate the roles of Chairman and CEO).

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description
99.1	News Release of Weis Markets, Inc. dated April 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Scott F. Frost
Senior Vice President, Chief Financial Officer,
and Treasurer
(Principal Financial Officer)

Date: April 8, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	News Release of Weis Markets, Inc. dated April 8, 2015